Exhibit 99.1

Andy Omiridis, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2022 FOURTH QUARTER AND YEAR-END RESULTS

Reports $55.6 Million of Net Income, Return on Equity of 15.5% and

Net Combined Ratio of 83.6% in 2022

DeRidder, LA – February 20, 2023 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the fourth quarter and year ended December 31, 2022.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$66,073	$67,733	-2.5%	$271,698	$275,993	-1.6%
Net investment income	7,642	6,073	25.8%	27,223	25,435	7.0%
Net realized gains on investments (pre-tax)	1,038	205	406.3%	3,440	1,695	102.9%
Net unrealized gains (losses) on equity securities (pre-tax)	4,892	4,289	NM	(8,092)	12,315	NM
Net income	20,778	3,541	486.8%	55,602	65,756	-15.4%
Diluted earnings per share	$1.08	$0.18	500.0%	$2.88	$3.39	-15.0%
Operating net income (loss)	16,093	(9)	NM	59,277	54,688	8.4%
Operating earnings per share	$0.84	$—	NM	$3.07	$2.82	8.9%
Book value per share	$16.57	$20.62	-19.6%	$16.57	$20.62	-19.6%
Net combined ratio	82.0%	112.9%		83.6%	85.7%
Return on average equity	24.1%	3.2%		15.5%	15.7%

G. Janelle Frost, President and Chief Executive Officer commented, “AMERISAFE’s financial results this quarter are reflective of our focus on underwriting margins and sustainability in providing long-term returns to our shareholders. Despite industrywide pressure as competition increases and rates decrease, our focus on risk selection, appropriate product pricing and claims handling resulted in combined ratios of 82.0% this quarter and 83.6% for the year. Based on these results and our capital strength, AMERISAFE has demonstrated it is well-positioned for solid performance in the current market and to create long-term shareholder value into the future.”

INSURANCE RESULTS

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
	(in thousands)			(in thousands)
Gross premiums written	$55,647	$55,871	-0.4%	$276,110	$278,294	-0.8%

Net premiums earned	66,073	67,733	-2.5%	271,698	275,993	-1.6%
Loss and loss adjustment expenses incurred	36,524	59,197	-38.3%	152,316	160,798	-5.3%
Underwriting and certain other operating costs, commissions, salaries and benefits	17,421	16,714	4.2%	72,032	72,051	0.0%
Policyholder dividends	182	515	-64.7%	2,699	3,715	-27.3%

Underwriting profit (pre-tax)	$11,946	$(8,693)	NM	$44,651	$39,429	13.2%

Insurance Ratios:
Current accident year loss ratio	71.0%	107.4%		71.0%	80.7%
Prior accident year loss ratio	-15.7%	-20.0%		-14.9%	-22.4%

Net loss ratio	55.3%	87.4%		56.1%	58.3%
Net underwriting expense ratio	26.4%	24.7%		26.5%	26.1%
Net dividend ratio	0.3%	0.8%		1.0%	1.3%

Net combined ratio	82.0%	112.9%		83.6%	85.7%

•

Voluntary premiums on policies written in the quarter were 4.5% lower than the fourth quarter of 2021, primarily due to continued declines in approved loss costs in the states in which we write business partially offset by an increase in payrolls. For the full year, voluntary premiums decreased by 5.9%.

•

Payroll audits and related premium adjustments increased premiums written by $2.3 million in the fourth quarter of 2022, compared to an increase of $0.1 million in the fourth quarter of 2021. For the full year 2022, audits and related premium adjustments increased premiums by $14.0 million, compared to a decrease in premiums of $1.2 million in 2021.

•

The loss ratio for the fourth quarter was 55.3% and 56.1% for the full year. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $10.4 million, primarily from accident years 2017 through 2020. For the full year, the company experienced favorable development on prior accident years of $40.6 million, compared with $61.9 million in 2021. The Company attributes its lower claim severities for prior years to active claims handling.

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•

For the quarter ended December 31, 2022, the underwriting expense ratio was 26.4% compared with 24.7% in the same quarter in 2021, as a result of lower earned premium and increased guaranty fund assessments. For the year ended December 31, 2022, the underwriting expense ratio was 26.5%, compared with 26.1% in 2021, largely due to lower earned premium as underwriting and other expenses for the full year were largely unchanged.

•

The effective tax rate for the full year 2022 was 17.8% compared with 17.2% for 2021. The rate was slightly higher than last year due to a decrease in the proportion of tax-exempt interest income relative to underwriting profit.

INVESTMENT RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change

	(in thousands)			(in thousands)
Net investment income	$7,642	$6,073	25.8%	$27,223	$25,435	7.0%
Net realized gains on investments (pre-tax)	1,038	205	406.3%	3,440	1,695	102.9%
Net unrealized gains (losses) on equity securities (pre-tax)	4,892	4,289	NM	(8,092)	12,315	NM
Pre-tax investment yield	3.1%	2.2%		2.7%	2.3%
Tax-equivalent yield (1)	3.4%	2.7%		3.4%	2.7%

(1)	The tax-equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended and full year ended December 31, 2022 increased 25.8% to $7.6 million and 7.0% to $27.2 million, respectively, due to higher yields on fixed income securities.

•	Net unrealized gains on equity securities were $4.9 million in the fourth quarter. The full year loss of ($8.1) million is reflective of declines in the equity markets in the first half of the year.

•	As of December 31, 2022, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.0 billion.

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CAPITAL MANAGEMENT

In an accompanying announcement, the Company’s Board of Directors increased the regular quarterly dividend by 6.5% from $0.31 per share to $0.34 per share, payable on March 24, 2023, to shareholders of record as of March 10, 2023.

NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures which include operating net income, operating return on average adjusted equity and operating earnings per share.

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SUPPLEMENTAL INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(in thousands, except share and per share data)
Net income	$20,778	$3,541	$55,602	$65,756
Less:
Net realized gains on investments	1,038	205	3,440	1,695
Net unrealized gains (losses) on equity securities	4,892	4,289	(8,092)	12,315
Tax effect (1)	(1,245)	(944)	977	(2,942)

Operating net income (2)	$16,093	$(9)	$59,277	$54,688

Average shareholders’ equity (3)	$345,226	$439,740	$358,378	$419,070
Less:
Average accumulated other comprehensive income (loss)	(16,896)	14,262	(146)	17,278

Average adjusted shareholders’ equity (2)	$362,122	$425,478	$358,524	$401,792

Diluted weighted average common shares	19,209,279	19,420,757	19,321,717	19,408,619
Return on average equity (4)	24.1%	3.2%	15.5%	15.7%
Operating return on average adjusted equity (2)	17.8%	0.0%	16.5%	13.6%
Diluted earnings per share	$1.08	$0.18	$2.88	$3.39
Operating earnings per share (2)	$0.84	$—	$3.07	$2.82

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for February 21, 2023, at 11:00 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-701-0225 (Conference Code 3095655) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors, including the impact of a pandemic on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$55,647	$55,871	$276,110	$278,294
Ceded premiums written	(2,690)	(3,059)	(10,527)	(10,469)

Net premiums written	$52,957	$52,812	$265,583	$267,825

Net premiums earned	$66,073	$67,733	$271,698	$275,993
Net investment income	7,642	6,073	27,223	25,435
Net realized gains on investments	1,038	205	3,440	1,695
Net unrealized gains (losses) on equity securities	4,892	4,289	(8,092)	12,315
Fee and other income	116	81	468	496

Total revenues	79,761	78,381	294,737	315,934

Expenses:
Loss and loss adjustment expenses incurred	36,524	59,197	152,316	160,798
Underwriting and other operating costs	17,421	16,714	72,032	72,051
Policyholder dividends	182	515	2,699	3,715
Provision for investment related credit loss expense (benefit)	(16)	23	44	(79)

Total expenses	54,111	76,449	227,091	236,485

Income before taxes	25,650	1,932	67,646	79,449
Income tax expense	4,872	(1,609)	12,044	13,693

Net income	$20,778	$3,541	$55,602	$65,756

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(unaudited)		(unaudited)
Basic EPS:
Net income	$20,778	$3,541	$55,602	$65,756

Basic weighted average common shares	19,131,271	19,345,324	19,233,241	19,332,391
Basic earnings per share	$1.09	$0.18	$2.89	$3.40
Diluted EPS:
Net income	$20,778	$3,541	$55,602	$65,756

Diluted weighted average common shares:
Weighted average common shares	19,131,271	19,345,324	19,233,241	19,332,391
Restricted stock and restricted stock units	78,008	75,433	88,476	76,228
Diluted weighted average common shares	19,209,279	19,420,757	19,321,717	19,408,619

Diluted earnings per share	$1.08	$0.18	$2.88	$3.39

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2022	2021

	(unaudited)
Assets
Investments	$888,987	$1,012,571
Cash and cash equivalents	61,469	70,722
Amounts recoverable from reinsurers	125,677	120,561
Premiums receivable, net	121,713	135,100
Deferred income taxes	22,794	14,384
Deferred policy acquisition costs	17,401	17,059
Other assets	31,238	32,327

	$1,269,279	$1,402,724

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$696,037	$745,278
Unearned premiums	114,976	121,092
Insurance-related assessments	17,653	16,850
Other liabilities	123,181	120,181
Shareholders’ equity	317,432	399,323

Total liabilities and shareholders’ equity	$1,269,279	$1,402,724

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